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                                                                   EXHIBIT 23.6

                       INDEPENDENT ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
Georgia Outdoor Advertising Company, Inc.:

We consent to the use of our report dated May 16, 1997, related to the financial statements of Georgia Outdoor Advertising Company, Inc. included herein, and to the reference to our firm under the heading "Experts" in this Registration Statement and related Prospectus.

                                          KPMG Peat Marwick LLP
Atlanta, Georgia

August 6, 1997